UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 22, 2011

Date of Report (date of earliest event reported)

SALESFORCE.COM, INC.

(Exact name of Registrant as specified in charter)

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

The Landmark @ One Market, Suite 300

San Francisco CA 94105

(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 901-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 22, 2011, the Board of Directors (the “Board”) of salesforce.com, inc. (the “Company”) amended and restated its 2006 Inducement Equity Incentive Plan (the “2006 Plan”) to increase the number of shares of its common stock reserved for issuance under the plan by an additional 400,000 shares. The 2006 Plan reserves shares of our common stock solely for the granting of inducement stock options and other awards. Currently, the Compensation Committee administers the 2006 Plan, including approving grants under the plan. The 2006 Plan was adopted in April 2006 and amended in March 2009 and January 2011 without stockholder approval in reliance on the “employment inducement exemption” provided under Rule 303A.08 of the New York Stock Exchange Listed Company Manual.

The foregoing description of the 2006 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2006 Plan, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1.

Item 8.01 Other Events

In September 2011, the Board of the Company amended and restated the 2004 Employee Stock Purchase Plan (the “ESPP”). The ESPP was originally adopted by the Board in December 2003 and approved by the Company’s stockholders in March 2004. However, the Board determined that no offering periods would begin under the ESPP until the Board decided otherwise. In conjunction with the amendment of the ESPP, the Board determined that the ESPP would resume operations, beginning with an offering period to commence in December 2011.

The ESPP provides a means by which eligible employees of the Company and its designated subsidiaries may be given an opportunity to purchase shares of the Company’s common stock. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”) but the amendment of the ESPP also includes a non-Section 423(b) component which enables the Company to offer the ESPP outside of the requirements of Section 423 of the Code.

The Company has amended the ESPP to provide, among other changes, that the ESPP will be implemented through consecutive and overlapping offering periods of approximately 12 months in length, with each offering period divided into two purchase periods of approximately 6 months in length. Under the ESPP, a participant may authorize participant contributions, generally in the form of payroll deductions, which may not exceed 15% of the participant’s eligible compensation during the offering period. Payroll deductions are applied on the last day of a purchase period (the “purchase date”) to purchase whole numbers of shares on behalf of a participant. The purchase price for the shares is 85% of the fair market value of a share of the Company’s common stock on the first day of the offering period or on the purchase date, whichever date has a lower price.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	2006 Inducement Equity Incentive Plan

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 23, 2011	salesforce.com, inc.

/s/ Samuel J. Fleischmann
Samuel J. Fleischmann Senior Vice President and General Counsel, Corporate

Exhibit Index

Exhibit Number	Exhibit Title

10.1	2006 Inducement Equity Incentive Plan of salesforce.com, inc.